Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  Such redacted portions have been replaced with “{***}” in this Exhibit.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.

AMENDMENT No. 3 TO SUPPLY AGREEMENT

THIS AMENDMENT No. 3 TO SUPPLY AGREEMENT (the “Second Amendment”) is hereby made as of June 25, 2007 by and between Plantex USA, Inc., a New Jersey corporation, with offices at 2 University Plaza, Suite 305, Hackensack, New Jersey 07601 (“Plantex’) and Biovail Laboratories International SRL, with offices at Chelston Park, Building 2, Collymore Rock, St. Michael, Barbados, West Indies BB14018 (“Biovail”). Plantex and Biovail are sometimes together referred to herein as the “Parties” and separately as a “Party.”

WHEREAS, Plantex and Biovail entered into a Supply Agreement with the Effective Date of October 1, 2004, as amended by Amendment No. 1 on December 30, 2005 and by Amendment No. 2 on December 19, 2006 (collectively, the “Supply Agreement”); and

WHEREAS, the Parties desire to enter into this Third Amendment to make certain modifications to the terms and conditions of the Supply Agreement in order to reflect the current mutual intent and desire of the Parties.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth below, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Delivery of API. Section 1 of the Second Amendment to the Supply Agreement shall be deleted, it being acknowledged that Section 1(a) of the Second Amendment has been fulfilled and the first {***}† of the 2006 API has been delivered to Biovail.

With respect to the balance of the 2006 API, being {***}† of API: (i) it is acknowledged, for the avoidance of doubt, that it is Stored API, and (ii) Biovail has directed, and Plantex has agreed, that it shall be delivered to Biovail no later than December 31st, 2007.

2.                                       Miscellaneous. All capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings set forth in the Supply Agreement. Except as expressly modified by this Third Amendment, all terms and conditions of the Supply Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed in multiple counterparts by their respective duly authorized representatives, as of the date first set forth above.

BIOVAIL LABORATORIES INTERNATIONAL SRL

By:	/s/ Jean-Luc Martre

Name:	Jean-Luc Martre

Title:	Vice-President Commercial Operations

PLANTEX USA, INC.

By:	/s/ Allen Lefkowitz

Name:	Allen Lefkowitz

Title:	Chief Financial Officer

By:	/s/ Cheryl Bohnel

Name:	Cheryl Bohnel

Title:	Secretary